UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2009

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) As previously disclosed on a Current Report on Form 8-K filed on October 6, 2008 (the “First Closing 8-K”), on September 30, 2008 (the “First Closing”), Unigene Laboratories, Inc. (the “Company”) entered into a Financing Agreement (the “Financing Agreement”) by and among the Company, Victory Park Management, LLC (“Victory Park”), as agent, and the Lenders as the signatories thereto (the “Lenders”). Under the terms of the Financing Agreement, at the First Closing, the Lenders purchased $15 million of three-year senior secured non-convertible term notes from the Company (the “Senior Notes”) and the Company issued to the Lenders 1,125,000 shares of its common stock, par value $0.01 per share (the “Common Stock”). Under the terms of the Financing Agreement and a Pledge and Security Agreement by and among the Company, Victory Park, as agent, and the Secured Parties named therein (the “Security Agreement”), the Senior Notes are secured by a first priority lien on all current and future assets of the Company. The Financing Agreement, the Senior Notes, the Security Agreement and certain other transaction documents were filed as exhibits to the First Closing 8-K and this description is qualified in its entirety by reference to such exhibits.

The Financing Agreement also provided for a subsequent closing (the “Subsequent Closing”), which occurred on May 22, 2009. Under the terms of the Financing Agreement, at the Subsequent Closing the Company issued to the Lenders an additional $5 million of Senior Notes (the “Subsequent Notes”) and an additional 375,000 shares of Common Stock (the “Subsequent Closing Shares”). Like the Senior Notes issued at the First Closing, the Subsequent Notes (i) will bear interest at a rate of Prime Rate plus 7%, subject to a floor of 14% per annum and a cap of 18% per annum and (ii) are secured by a first priority lien on all current and future assets of the Company. The Company has the right to prepay the Senior Notes and/or the Subsequent Notes with no penalties for (i) prepayments not to exceed $5 million and (ii) any prepayments made after the first anniversary of the First Closing. The Subsequent Notes are also subject to certain mandatory prepayment events set forth in the Financing Agreement. The Company made a $150,000 payment to the Lenders at the Subsequent Closing, payable with the proceeds from the sale of the Subsequent Notes.

A copy of the press release issued by the Company announcing the Subsequent Closing and the transaction described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

(a) The information provided and the definitions used above in Item 2.03 of this Current Report on Form 8-K are hereby incorporated into this Item 3.02 by reference. On May 22, 2009, the Company issued to the Lenders the Subsequent Closing Shares pursuant to the Financing Agreement. The Company issued the Subsequent Closing Shares pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Form of Senior Secured Term Note, dated May 22, 2009, issued by the Company in favor of the Lenders pursuant to the Financing Agreement

99.1	Press Release, dated May 29, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date: May 29, 2009

Exhibit Index

Exhibit No.	Document Description
10.1	Form of Senior Secured Term Note, dated May 22, 2009, issued by the Company in favor of the Lenders pursuant to the Financing Agreement

99.1	Press Release, dated May 29, 2009

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